Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q1 2025 Earnings

Oklahoma City, April 10, 2025 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended March 31, 2025.  “2025 is off to a strong start, as evidenced by outstanding earnings, liquidity, credit quality metrics, and a properly matched balance sheet.  We are focused on potential disruptions related to economic policies and market volatility, yet we take comfort that we are located in such a dynamic and resilient part of the United States.  We are prepared to navigate through the volatility and continue to rapidly build capital which is a true source of our strength and stability,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended March 31, 2025 compared to the three months ended March 31, 2024:

-	Net income of $10.3 million compared to $11.3 million, a decrease of 8.43%
-	Earnings per share of $1.08 compared to $1.21, a decrease of 10.74%
-	Total assets of $1.8 billion compared to $1.8 billion, an increase of 0.59%
-	Total loans of $1.4 billion compared to $1.4 billion, an increase of 3.63%
-	PPE of $13.7 million compared to $14.9 million, a decrease of 7.86%
-	Total interest income of $30.4 million compared to $33.3 million, a decrease of 8.56%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On March 31, 2025, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 12.39%, 14.03%, and 15.25%, respectively.  On March 31, 2025, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 12.39%, 14.02%, and 15.24%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings (“PPE”).  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Calculation of Pre-Provision Pre-Tax Earnings ("PPE")	(Dollars in thousands)
Net Income	$10,336	$11,288
Income Tax Expense	3,377	3,595
Pre-tax net income	13,713	14,883
Add back: Provision for credit losses	-	-
Add back: (Gain)Loss on sales/calls of AFS debt securities	-	-
Pre-provision pre-tax earnings	13,713	14,883

Assets	March 31, 2025 (unaudited)	December 31, 2024

Cash and due from banks	$240,570	$234,196
Interest-bearing time deposits in other banks	12,947	6,719
Available-for-sale debt securities	59,616	59,941
Loans, net of allowance for credit losses of $18,162 and $17,918 at March 31, 2025 and December 31, 2024, respectively	1,405,649	1,379,465
Loans held for sale, at fair value	2,068	-
Premises and equipment, net	20,721	18,137
Nonmarketable equity securities	1,318	1,283
Core deposit intangibles	846	878
Goodwill	11,208	8,458
Interest receivable and other assets	30,531	30,731

Total assets	$1,785,474	$1,739,808

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$327,522	$313,258
Interest-bearing	1,223,768	1,202,213

Total deposits	1,551,290	1,515,471

Income taxes payable	3,565	77
Interest payable and other liabilities	8,959	11,047

Total liabilities	1,563,814	1,526,595

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,448,237 and 9,390,211 at March 31, 2025 and December 31, 2024, respectively	94	94
Additional paid-in capital	101,546	101,809
Retained earnings	124,349	116,281
Accumulated other comprehensive loss	(4,329)	(4,971)

Total shareholders’ equity	221,660	213,213

Total liabilities and shareholders’ equity	$1,785,474	$1,739,808

	Three Months Ended
	March 31,
	2025 (unaudited)	2024 (unaudited)
Interest Income
Loans, including fees	$27,324	$30,117
Interest-bearing time deposits in other banks	101	253
Debt securities, taxable	283	1,012
Debt securities, tax-exempt	63	73
Other interest and dividend income	2,667	1,832

Total interest income	30,438	33,287

Interest Expense
Deposits	9,600	11,277

Total interest expense	9,600	11,277

Net Interest Income	20,838	22,010

Provision for Credit Losses	-	-

Net Interest Income After Provision for Credit Losses	20,838	22,010

Noninterest Income
Mortgage lending income	93	51
Loss on sales, prepayments, and calls of available-for-sale debt securities	-	-
Service charges on deposit accounts	218	249
Other	1,446	1,708

Total noninterest income	1,757	2,008

Noninterest Expense
Salaries and employee benefits	5,280	5,289
Furniture and equipment	250	230
Occupancy	592	661
Data and item processing	510	458
Accounting, marketing and legal fees	105	99
Regulatory assessments	83	386
Advertsing and public relations	194	145
Travel, lodging and entertainment	56	51
Other	1,812	1,816

Total noninterest expense	8,882	9,135

Income Before Taxes	13,713	14,883
Income tax expense	3,377	3,595
Net Income	$10,336	$11,288

Earnings per common share - basic	$1.10	$1.22
Earnings per common share - diluted	1.08	1.21
Weighted average common shares outstanding - basic	9,421,534	9,220,154
Weighted average common shares outstanding - diluted	9,552,273	9,317,813

Other comprehensive income (loss)
Unrealized gains on securities, net of tax (expense) benefit of ($237) and $0 for the three months ended March 31, 2025 and 2024, respectively	$642	$456
Reclassification adjustment for realized losses included in net income net of tax of $0 and $0 for the three months March 31, 2025 and 2024, respectively	-	-
Other comprehensive income (loss)	$642	$456
Comprehensive Income	$10,978	$11,744

	Net Interest Margin
	For the Three Months Ended March 31,
	2025 (unaudited)			2024 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$238,048	$2,768	4.72%	$176,072	$2,085	4.75%
Debt securities, taxable-equivalent	48,637	283	2.36	153,468	1,012	2.64
Debt securities, tax exempt	12,514	63	2.04	18,269	73	1.60
Loans held for sale	580	-	-	238	-	-
Total loans(1)	1,398,350	27,324	7.92	1,369,692	30,117	8.82
Total interest-earning assets	1,698,129	30,438	7.27	1,717,739	33,287	7.77
Noninterest-earning assets	39,957			39,769
Total assets	$1,738,086			$1,757,508

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$956,891	7,118	3.02%	$845,129	8,196	3.89%
Time deposits	236,325	2,482	4.26	264,973	3,081	4.66
Total interest-bearing deposits	1,193,216	9,600	3.26	1,110,102	11,277	4.07
Total interest-bearing liabilities	$1,193,216	9,600	3.26	$1,110,102	11,277	4.07

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$316,544			$460,028
Other noninterest-bearing liabilities	9,983			11,657
Total noninterest-bearing liabilities	326,527			471,685
Shareholders' equity	218,343			175,721
Total liabilities and shareholders' equity	$1,738,086			$1,757,508

Net interest income		$20,838			$22,010
Net interest spread			4.01%			3.70%
Net interest margin			4.98%			5.14%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its first quarter results, which will be broadcast live over the Internet, on Thursday, April 10, 2025 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/7y80d7DmL4j. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/7y80d7DmL4j shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600